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AMENDMENT NO. 1 TO
ANCHOR GAMING 2000 STOCK INCENTIVE PLAN

    This Amendment No. 1 to Anchor Gaming 2000 Stock Incentive Plan (this "Amendment") is dated as of December 15, 2000, and it serves as an amendment to the Anchor Gaming 2000 Stock Incentive Plan (the "Plan"). Capitalized terms not defined herein shall have the meaning given to them in the Plan.

    WHEREAS, the Board of Directors of Anchor Gaming resolved that the Plan be amended to eliminate therefrom the ability to exercise options granted thereunder by payment of a promissory note.

    NOW, THEREFORE, the Plan is amended as follows:

    Section 6.3(a) of the Plan is deleted and replaced in its entirety as follows:

    (a)  FORMS OF CONSIDERATION AUTHORIZED. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option may be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the exercise price, (iii) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Cashless Exercise"), (iv) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Board may at any time or from time to time, by adoption of or by amendment to the standard forms of Option Agreement described in Section 7, or by other means, grant Options that do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or that otherwise restrict one or more forms of consideration.

  Reference to and Effect on the Plan

    (a) Upon execution of this Amendment, each reference in the Plan to "this Plan," "hereunder," "hereof," "herein" or words of like import, and each reference in any document related thereto, or executed in connection therewith, shall mean and be a reference to the Plan as amended by this Amendment, and the Plan and this Amendment shall be read together and construed as one single instrument.

    (b) Except as specifically amended by this Amendment, the Plan is not modified and shall remain in full force and effect.

    IN WITNESS WHEREOF, Anchor Gaming has caused this Amendment to be signed by an officer thereunto duly authorized all as of the date first above written.

ANCHOR GAMING
By:	/s/ GEOFFREY A. SAGE
Name:	Geoffrey A. Sage
Title:	CFO

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AMENDMENT NO. 1 TO ANCHOR GAMING 2000 STOCK INCENTIVE PLAN